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EXHIBIT 10.7

                              RESCISSION AGREEMENT

     This Rescission Agreement (this "Agreement") is dated as of September 30, 2008 by and between GLOBAL RESOURCE CORPORATION, a Nevada corporation (the "Corporation"), and WAYNE J. KOEHL (the "Employee" and collectively with the Corporation the "Parties").

                                    RECITALS

     WHEREAS, the Corporation and the Employee entered into an employment agreement on May 5, 2008 (the "Employment Agreement") providing that the Employee was to assume the position of Executive Vice President.

     WHEREAS, in the initial discussions with the Employee leading up to the Employment Agreement, the parties had agreed that the Corporation would pay the Employee a cash signing bonus in the amount of $100,000, but the parties later changed this to the Employee being offered a signing bonus of 100,000 shares of the Corporation's common stock (the "Stock");

     WHEREAS, the Corporation issued in May 2008 and delivered to the Employee a certificate reflecting the Stock;

     WHEREAS, the Stock offered to Employee as a signing bonus was not in accordance with the compensation model for 2008-2013 subsequently recommended for its executives and officers by the Corporation's Compensation Committee and approved by the Corporation's board of directors on September 23, 2008;

     WHEREAS, the Corporation has now reviewed and amended existing compensation arrangements for all of its executives and officers to conform them with the Corporation's approved compensation model;

     WHEREAS, the Employee has stated that he was not aware when he entered into the Employment Agreement of certain limitations on the transferability of the Stock imposed by the Corporation's Insider Trading Policy (effective November 8,
2007);

     WHEREAS, in light of the mistakes of fact on the part of both the Corporation and the Employee, the Parties seek to mutually rescind the Employment Agreement and the issuance of the Stock subject to the terms and conditions below and to restore the Parties to their respective positions and STATUS QUO prior to their entering into the Employment Agreement;

     NOW, THEREFORE, in consideration of the covenants made by each of the Parties to each other, the receipt and adequacy of which is hereby acknowledged, intending to be legally bound hereby, the Parties hereby agree as follows:

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     1.   RESCISSION OF THE TRANSACTIONS. The Parties hereto agree to the full rescission of the Employment Agreement, including but not limited to the transfer of the Stock, placing each of them in the same relative positions they occupied prior to the offer of the signing bonus, the transfer of the Stock, and the entering into of the Employment Agreement. Both parties agree that the entering into of the Employment Agreement and the issuance of the Stock shall be deemed never to have taken place, and that the Corporation's employment relationship with Employee shall be governed exclusively by the employment letter approved September 23, 2008, except that the Corporation will now pay to the Employee a $100,000 cash bonus which was initially contemplated.

     2. RETURN OF STOCK. Simultaneously with the execution of this Agreement and within the same tax year as the offer of the signing bonus and the transfer of the Stock to the Employee, the Employee shall return to the Corporation any certificate or certificates representing the Stock and disclaims any interest whatsoever in the Stock and transfers and assigns the stock back to the Corporation, free and clear of any liens and encumbrances of the Employee. Upon receipt of the certificates representing the Stock, the Corporation shall direct its transfer agent to cancel the Stock from its books and records. The Corporation will reflect the rescission transfer in its stock ledger. If the Corporation deems it necessary or desirable, the Corporation may make a disclosure in its public filings.

     3. MISCELLANEOUS. This Agreement constitutes the entire agreements among the Parties with respect to the subject matter hereof and no modification or waiver shall be effective unless in writing and signed in writing by the party to be charged. This Agreement shall be binding upon and inure to the respective benefit of the Parties hereto and their respective successors, heirs, assigns, executors, administrators and legal representatives. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date set forth above.

WITNESS/ATTEST:                             EMPLOYER:

                                            GLOBAL RESOURCE CORPORATION

By: /s/ Jeffrey Andrews                     By: /s/ Jeffrey Kimberly
   ----------------------------------          ---------------------------------
    Jeffrey Andrews, Secretary                  Jeffrey Kimberly, President

                                            EMPLOYEE:

                                             /s/ Wayne J. Koehl
-------------------------------------       ------------------------------------
                                            Wayne J. Koehl